DELIVERED BY COURIER                                    CONFIDENTIAL


March 25, 1999

ILINK TELECOM, INC.
Suite 201, 1190 Hornby Street
Vancouver, British Columbia  V6Z 2K5
Canada

Attention:  Mr. Amar Bahadoorsingh, President

Dear Sirs:

         Re:      iLink Telecom, Inc.

This letter agreement (the "Agreement") sets forth the terms and conditions under which iLink Telecom, Inc. (the "Company") has retained Century Capital Management Ltd. ("Century"): (i) to act as its financial consultant in connection with financing alternatives (a "Financing") of debt or equity or equity-related securities (the "Securities") on a best efforts basis and in compliance with all applicable securities laws; and (ii) to act as its financial consultant with respect to the Company's various merger and acquisition activities (herein defined either individually or collectively as an "Acquisition").

1. Century will assist the Company in effecting a Financing on terms acceptable to you. In this regard, we propose to undertake certain activities on your behalf, including, if appropriate, the following:

(a)  assisting  the  Company  in   initiating   discussions   with   prospective
     Acquisition targets ("Targets");

(b) reviewing the financial condition and prospects of Targets including assisting the Company in its due diligence efforts;

(c) assisting the Company in developing alternative structures and financial models;

(d) consulting with the Company as to strategy and tactics for successfully completing the Acquisition;

(e) assisting the Company in negotiating the terms and conditions of the Acquisition;

(f)  assisting in the execution of definitive documentation for the Acquisition;

(g)  advising the Company as to the form and structure of the Financing;

(h) assisting in the preparation of a Private Offering Memorandum (the "Memorandum") describing the Company and the specific Financing contemplated therein. Responsibility for the contents of such Memorandum and its conformity with the requirements of all applicable securities laws shall be solely that of the Company, and the Memorandum shall not be made available to or used in discussions with prospective investors until both the Memorandum and its use for that purpose have been approved by the Company;

(i) identifying, introducing to, and consulting as to strategy for initiating discussions with, potential investors;

(j)  negotiating the structure and terms of the Securities; and

(k) assisting in the execution of definitive documentation for the Financing.

2. It is acknowledged by the Company that neither Century nor any of its representatives are registered with or licensed by any securities commission or like authority as an underwriter, broker, dealer or financial advisor and that the services to be provided by Century to the Company hereunder shall expressly not include trading in the Securities (either as principal or agent), participating in a distribution of the Securities which is not exempted from the requirements of applicable securities laws, or engaging in or professing to engage in the business of advising others with respect to a purchase or sale of the Securities.

3. It is understood that the Company hereby engages Century to act as financial consultant in connection with the Financing for a period (the "Term") of twelve months commencing on the execution date of this Agreement, provided, however, that such Term shall be automatically renewed for successive six-month periods unless either party gives notice to the other within thirty (30) days of the expiration of the Term of its desire that this engagement expire. Notwithstanding the foregoing, Century may at its sole option, terminate its obligation hereunder if, in the opinion of Century, a change has occurred in the Company's business or prospects, or the composition of the Company's management or Board of Directors, which has adversely affected the marketability of the Securities. It is expressly understood that the provisions relating to the payment of fees and expenses and indemnification will survive any such termination or completion of Century's services.

4. Century's compensation for its role as financial consultant will be as follows:

(a) 300,000 shares of Common Stock of the Company at a deemed price of US$0.001 per share (the "Shares").

(b)  an initial payment of USD$12,500  payable upon execution of this Agreement;
     and

(c) a monthly consulting fee of USD$5,000 payable on the first day of each month commencing April 1, 1999 during the Term of this Agreement.

5. In addition to the foregoing fees the Company agrees, upon request from time to time, to promptly reimburse Century for all out-of-pocket expenses, including, but not limited to, such costs as printing, telephone, fax, courier service, copying, accommodations and travel and direct computer expenses, secretarial overtime and fees and disbursements of legal counsel.

6. Century acknowledges that the certificates representing the Shares shall be subject to the resale restrictions imposed by Rule 144 as promulgated under the Securities Act of 1933 and shall bear the following legend:

              NO SALE,  OFFER TO SALE, OR TRANSFER OF THE SHARES  REPRESENTED BY
               THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

7. In connection with Century's engagement, the Company and its directors, officers, employees, representatives and agents will furnish Century with all data, material, and information concerning the Company (the "Information") which Century reasonably requests, all of which will be accurate and complete in all material respects at the time furnished. The Company recognizes and confirms that in undertaking the engagement contemplated hereby, Century will be using and relying exclusively on the Information provided by the Company without independent verification and without performing any appraisal of the assets or businesses of the Company. Century is hereby authorized to use and deliver the Information, and any other data obtained by Century from reliable published sources, in accordance with this Agreement and without limitation. In connection with the engagement of Century hereunder, the Company has entered into a separate letter agreement (the "Indemnification Agreement"), dated as of the date hereof, providing for the indemnification of Century and certain related parties by the Company.

8. In the performance of its obligations hereunder Century shall be an independent contractor of the Company. Century shall perform the services enumerated herein according to its own means and methods of work and shall not be subject to the control or supervision of the Company. The Company acknowledges that nothing in this Agreement shall be construed to require Century to provide services to the Company at any specific time or in any specific place or manner.

9. This Agreement and the Indemnification Agreement constitute the entire agreement between us and supersede and take precedence over all prior agreements or understandings, whether oral or written, between Century and the Company with respect to the Financing and Acquisitions and may only be modified by written agreement which is signed by both parties. This Agreement and Indemnification Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and the parties hereto irrevocably attorn to the exclusive jurisdiction of the Courts thereof and the Courts of Appeal therefrom. Should suit be brought to enforce this Agreement or the Indemnification Agreement, the prevailing party shall be entitled to recover from the other reimbursement for reasonable attorneys' fees.

10. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof and no waiver shall constitute a continuing waiver. No waiver shall be binding unless written notice thereof is delivered by the party making the waiver to the other party.

11. The offer contained herein will expire and be of no further force or effect unless accepted in writing prior to the close of business on March 31, 1999.

12. Century has obtained legal advice concerning this Agreement and hereby requests that the Company obtain independent legal advice with respect to same before executing this Agreement. The Company, in executing this Agreement, represents and warrants to Century that it has been so advised to obtain independent legal advice, and that prior to the execution of this Agreement it has so obtained independent legal advice or has, in its discretion, knowingly and willingly elected not to do so.

13. The Company acknowledges that Century has not and will not be providing any legal or accounting advice or services to the Company in respect of any Financing or Acquisition or any other matter whatsoever and the Company further acknowledges that the obtaining of all such advice and services are the sole responsibility of the Company.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to us the enclosed duplicate copy of this Agreement together with the retainer check and Indemnification Agreement. We look forward to working with you and to the successful conclusion of this engagement.

                                                 Yours very truly,

                                                 CENTURY CAPITAL MANAGEMENT LTD.



                                                 Andrew Hromyk
                                                 President


Accepted and Agreed to as of
the       day of                 , 1999.

ILINK TELECOM, INC.


Amar Bahadoorsingh
President

DELIVERED BY COURIER                                              CONFIDENTIAL


CENTURY CAPITAL MANAGEMENT LTD.
Suite 1910, 1177 West Hastings Street
Vancouver, British Columbia  V6E 2K3
Canada

Gentlemen:


In consideration of the agreement of Century Capital Management Ltd. ("Century") to act on behalf of iLink Telecom, Inc. (the "Company"), in connection with the Financing and the Acquisition (as those terms are defined in the letter agreement of even date herewith (the Agreement")), and pursuant to the Agreement, we hereby agree to indemnify and hold harmless Century, its affiliates, the respective directors, officers, agents and employees of Century and its affiliates and each person, if any, controlling Century or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, (Century and each such other person are hereinafter referred to as an "Indemnified Person"), from and against any such losses, claims, damages, expenses and liabilities (or actions in respect thereof), joint or several, as they may be incurred (including all legal fees and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any claim, action, suit, proceeding, loss, damage, expense or liability, whether or not in connection with an action in which any Indemnified Person is a named party) to which any of them may become subject (including in settlement of any action, suit or proceeding, if such settlement is effected with the Company's consent, which consent shall not be unreasonably withheld), and which are related to or arise out of Century's engagement, the transaction contemplated by such engagement or any Indemnified Person's role in connection therewith, including, but not limited to, any losses, claims, damages, expenses and liabilities (or actions in respect thereof) arising out of, based upon or caused by any untrue statement or alleged untrue statement of a material fact contained in the Private Offering Memorandum (as that term is defined in the Agreement), or any amendment or supplement thereto, or in any other document of the Company, or arising out of, based upon or caused by any omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading. The Company will not, however, be responsible under the foregoing provisions with respect to any loss, claim, damage, expense or liability to the extent that a court having jurisdiction shall have determined by a final judgment (not subject to further appeal) that such loss, claim, damage, expense or liability resulted from actions taken or omitted to be taken by Century due to its gross negligence or willful misconduct.

If the indemnity referred to above should be, for any reason whatsoever, unenforceable, unavailable to or otherwise insufficient to hold harmless Century and each Indemnified Person in connection with the transaction, each Indemnified Person shall be entitled to receive from the Company, and the Company shall pay, contributions for such losses, claims, damages, liabilities and expenses (or actions in respect thereof) so that each Indemnified Person ultimately bears only a portion of such losses, claims, damages, liabilities, expenses and actions as is appropriate: (i) to reflect the relative benefits received by Century on the one hand and the Company on the other hand in connection with the transaction; or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of Century and the Company in connection with the actions or omissions to act which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; provided, however, that in no event shall the aggregate contribution of all Indemnified Persons to all losses, claims, damages, liabilities, expenses and actions exceed the amount of the fee actually received by Century pursuant to the Agreement. The respective relative benefits received by Century and the Company in connection with the Agreement shall be deemed to be in the same proportion as the aggregate fee paid to Century in connection with the Agreement bears to the total consideration received by the Company in connection with or arising from the Agreement. The relative fault of Century and the Company shall be determined by reference to, among other things, whether the actions or omissions to act were by Century or the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission to act.

The indemnity, contribution and expense payment obligations of the Company referred to above shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of any Indemnified Person and the Company. The Company also agrees that the Indemnified Persons shall have no liability to the Company or any person asserting claims on behalf of or in right of the Company for or in connection with any matter referred to in this letter except to the extent that any such liability results from the gross negligence or willful misconduct of Century in performing the services that are the subject of the Agreement and in no event shall such liability exceed the amount of fees actually received by Century hereunder.

                                                         Yours very truly,

                                                         ILINK TELECOM, INC



                                                          Amar Bahadoorsingh
                                                           President



Accepted and Agreed to as of
the       day of                 , 1999.

CENTURY CAPITAL MANAGEMENT LTD.



Andrew Hromyk
President